Exhibit 32.1

Joint Certification of Principal Executive Officer and Principal Financial Officer Required by Exchange Act Rule 13a-14(b)

In connection with the Quarterly Report of Pure Vanilla eXchange, Inc. (the “Company”) on Form 10-QSB for the quarter ended September 30, 2006 as filed with the Securities and Exchange Commission (the “Report”), we, Florian Schuhbauer, President and Principal Executive Officer, and John A. Cook, Principal Financial Officer and Principal Accounting Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2006

/s/ Florian Schuhbauer

Florian Schuhbauer
Principal Executive Officer

/s/ John A. Cook

John A. Cook
Principal Financial Officer